Exhibit 99.1

Barnes & Noble Reports Third Quarter Results: Exceeds Earnings Per Share Guidance; Increases Full Year Guidance

    NEW YORK--(BUSINESS WIRE)--Nov. 17, 2005--Barnes & Noble, Inc. (NYSE: BKS), the world's largest bookseller, today reported sales and earnings for the third quarter ended October 29, 2005.
    Sales for the third quarter were $1,081.8 million, an increase of 4% from $1,042.3 million a year ago. Sales at Barnes & Noble stores were $930.5 million, increasing 4% over the prior year. Comparable store sales at Barnes & Noble were 1.5% for the quarter, in line with company guidance for a low-single digit increase. The company estimates comparable store sales were negatively impacted by 0.5% due to the effects from the hurricanes. Sales at B. Dalton stores were $28.4 million, a 21% decrease over the prior year, due primarily to store closings. Comparable store sales at B. Dalton stores declined 1.6%. Sales at Barnes & Noble.com increased 8% over the prior year to $99.4 million.
    Net earnings for the third quarter were $0.00 per share and exceeded guidance of ($0.01) to ($0.04) per share. Third quarter results included costs of $2 million, or $0.03 per share, associated with the previously announced redundancy costs for the new distribution center. Excluding these costs, net earnings improved $0.03 per share as compared to results from continuing operations a year ago.
    "Third quarter sales met expectations, benefiting from a strong hardcover release schedule in October," said Steve Riggio, chief executive officer of Barnes & Noble, Inc. "If our sales trend continues, we are optimistic that the company will be able to deliver its fourth quarter results as planned."
    During the third quarter, the company paid its first ever cash dividend of $0.15 per share, for a total of approximately $10.3 million. The company acquired approximately 2.8 million shares for $105 million and approximately 7.3 million shares for $269 million under its share repurchase programs in the third quarter and year-to-date, respectively.

    GUIDANCE

    For the fourth quarter, the company expects comparable store sales at Barnes & Noble stores to be in the low-single digits. For the full year, the company expects comparable store sales to increase between 2% and 3%.
    In the fourth quarter, the company expects earnings per share of $1.72 to $1.76, a 13% to 16% increase as compared to earnings per share from continuing operations of $1.52 in the prior year. Guidance for the fourth quarter includes redundancy costs of approximately $2 million, or $0.03 per share, associated with the new distribution center, and further costs are expected to continue through 2006 as the transition program is completed.
    For the full year, the company is increasing its earnings per share guidance to a range of $1.99 to $2.03, up $0.05 per share from previous guidance of $1.94 to $1.98. This increase in guidance reflects year-to-date net earnings exceeding guidance by approximately $1 million, as well as earnings per share accretion resulting from the reduced share count associated with the company's share repurchase activity.
    The revised 2005 guidance reflects a 12% to 15% increase in earnings per share from continuing operations from $1.79 in 2004, excluding debt redemption fees of $0.11 and $0.02 per share in 2004 and 2005, respectively.
    The company's full year guidance includes the previously announced charges of $0.02 for the write-off of deferred financing fees resulting from the replacement of the company's credit facility and the elimination of the term loan, and $0.06 in legal settlement costs, both of which occurred in the second quarter. In addition, the full year guidance also includes $0.08 of previously announced redundancy costs in association with our new distribution center.
    The fully diluted weighted average share count used in the computation of earnings per share for each of the periods in 2005 are as follows:



                                     Fully diluted weighted
                                         average shares
                                    -------------------------
First quarter (actual)                            74,400,000
Second quarter (actual)                           73,087,000
Third quarter (actual)                            71,257,000
Fourth quarter (forecast)                         69,600,000
                                    -------------------------
    Full year (forecast)                          72,100,000
                                    =========================


    As of October 29, 2005, the company operated 683 Barnes & Noble stores and 141 B. Dalton stores. During the third quarter, 13 Barnes & Noble stores were opened and three were closed. Five B. Dalton stores were closed during the quarter.
    A conference call with Barnes & Noble, Inc.'s senior management will be webcast beginning at 11:00 A.M. ET on Thursday, November 17, 2005, and is accessible at www.barnesandnobleinc.com/webcasts. The call will also be archived at www.earnings.com for one year.
    Barnes & Noble, Inc. will report holiday sales on or about January
5, 2006.

    ABOUT BARNES & NOBLE, INC.

    Barnes & Noble, Inc. (NYSE: BKS), the world's largest bookseller and a Fortune 500 company, operates 824 bookstores in 50 states. For the fourth year in a row, the company is the nation's top retail brand for quality, according to the EquiTrend(R) Brand Study by Harris Interactive(R). Barnes & Noble conducts its online business through Barnes & Noble.com (www.bn.com), one of the Web's largest e-commerce sites and the number one online bookseller for quality among e-commerce companies, according to the latest EquiTrend survey.
    General information on Barnes & Noble, Inc. can be obtained via the Internet by visiting the company's corporate Web site: http://www.barnesandnobleinc.com.

    SAFE HARBOR

    This press release contains "forward-looking statements." Barnes & Noble is including this statement for the express purpose of availing itself of the protections of the safe harbor provided by the Private Securities Litigation Reform Act of 1995 with respect to all such forward-looking statements. These forward-looking statements are based on currently available information and represent the beliefs of the management of the company. These statements are subject to risks and uncertainties that could cause actual results to differ materially. These risks include, but are not limited to, general economic and market conditions, decreased consumer demand for the company's products, possible disruptions in the company's computer or telephone systems, possible work stoppages or increases in labor costs, possible increases in shipping rates or interruptions in shipping service, effects of competition, possible disruptions or delays in the opening of new stores or the inability to obtain suitable sites for new stores, higher than anticipated store closing or relocation costs, higher interest rates, the performance of the company's online and other initiatives, the successful integration of acquired businesses, the successful and timely completion and integration of the company's new New Jersey distribution center, unanticipated increases in merchandise or occupancy costs, unanticipated adverse litigation results or effects, product shortages, and other factors which may be outside of the company's control. Please refer to the company's annual, quarterly and periodic reports on file with the SEC for a more detailed discussion of these and other risks that could cause results to differ materially.




                 BARNES & NOBLE, INC. AND SUBSIDIARIES
                 Consolidated Statements of Operations
                 (In thousands, except per share data)

----------------------------------------------------------------------

                         13 weeks ended           39 weeks ended
                    ------------------------- ------------------------
                                  October 30,              October 30,
                    October 29,     2004      October 29,    2004
                       2005       Restated(a)    2005      Restated(a)
                    ------------ ------------ -----------  -----------

Sales                $1,081,785    1,042,277   3,349,755    3,200,823
Cost of sales and
 occupancy              761,367      733,523   2,357,587    2,259,656
                    ------------  ----------- -----------  -----------
   Gross profit         320,418      308,754     992,168      941,167
                    ------------  ----------- -----------  -----------
Selling and
 administrative
 expenses               272,721      259,661     815,251      756,715
Depreciation and
 amortization            43,892       46,215     130,401      136,952
Pre-opening expenses      4,161        2,099       9,270        6,994
                    ------------  ----------- -----------  -----------
   Operating profit
    (loss)                 (356)         779      37,246       40,506
Interest expense, net      (917)      (2,155)     (1,911)     (10,358)
Debt redemption charge        -            -           -      (14,582)
                    ------------  ----------- -----------  -----------
    Income (loss)
     before taxes
     and minority
     interest            (1,273)      (1,376)     35,335       15,566
Income taxes               (519)        (561)     14,399        6,334
                    ------------  ----------- -----------  -----------
    Income (loss)
     before
     minority interest     (754)        (815)     20,936        9,232
Minority interest         1,081          812       2,764        1,846
                    ------------  ----------- -----------  -----------
     Income (loss)
      from
      continuing
      operations            327           (3)     23,700       11,078
Income from
 discontinued
 operations (net of
 income tax)                  -        7,572           -       16,670
                    ------------  ----------- -----------  -----------
     Net income      $      327        7,569      23,700       27,748
                    ============  =========== ===========  ===========

Basic income per
 common share:
     Income from
      continuing
      operations     $        -            -        0.35         0.16
     Income from
      discontinued
      operations              -         0.11           -         0.24
                    ------------  ----------- -----------  -----------
Net income           $        -         0.11        0.35         0.40
                    ============  =========== ===========  ===========

Diluted income per
 common share:
     Income from
      continuing
      operations     $        -            -        0.33         0.16
     Income from
      discontinued
      operations              -         0.10           -         0.22
                    ------------  ----------- -----------  -----------
Net income           $        -         0.10        0.33         0.38
                    ============  =========== ===========  ===========

Weighted average common
 shares outstanding
     Basic               66,819       69,443      68,288       68,727
     Diluted             71,257       72,049      72,915       71,273


Percentage of sales:
Sales                     100.0%       100.0%      100.0%       100.0%
Cost of sales and
 occupancy                 70.4%        70.4%       70.4%        70.6%
                    ------------  ----------- -----------  -----------
   Gross profit            29.6%        29.6%       29.6%        29.4%
                    ------------  ----------- -----------  -----------
Selling and
 administrative expenses   25.2%        24.9%       24.3%        23.6%
Depreciation and
 amortization               4.1%         4.4%        3.9%         4.3%
Pre-opening expenses        0.4%         0.2%        0.3%         0.2%
                    ------------  ----------- -----------  -----------
   Operating profit         0.0%         0.1%        1.1%         1.3%
Interest expense, net      -0.1%        -0.2%       -0.1%        -0.3%
Debt redemption charge      0.0%         0.0%        0.0%        -0.5%
                    ------------  ----------- -----------  -----------
    Income (loss)
     before
     taxes and
     minority interest     -0.1%        -0.1%        1.1%         0.5%
Income taxes                0.0%        -0.1%        0.4%         0.2%
                    ------------  ----------- -----------  -----------
    Income (loss)
     before
     minority interest     -0.1%        -0.1%        0.6%         0.3%
Minority interest           0.1%         0.1%        0.1%         0.1%
                    ------------  ----------- -----------  -----------
     Income from
      continuing
      operations            0.0%         0.0%        0.7%         0.3%
                    ============  =========== ===========  ===========

(a) Restated to reflect certain adjustments relating to lease accounting.






                 BARNES & NOBLE, INC. AND SUBSIDIARIES
                      Consolidated Balance Sheets
                 (In thousands, except per share data)

----------------------------------------------------------------------

                                              October 30,
                                 October 29,     2004      January 29,
                                    2005      Restated(a)     2005
                                 -----------  ------------ -----------


         ASSETS
Current assets:
   Cash and cash equivalents     $   23,038        89,309     535,652
   Receivables, net                 115,823       134,471      91,501
   Merchandise inventories        1,563,502     1,518,140   1,274,578
   Prepaid expenses and other
    current assets                  126,714        81,517      85,140
   Current assets of discontinued
    operations                            -       360,235           -
                                 -----------   ----------- -----------
        Total current assets      1,829,077     2,183,672   1,986,871

Property and equipment:
   Land and land improvements         3,247         3,247       3,247
   Buildings and leasehold
    improvements                    993,536       901,464     940,616
   Fixtures and equipment         1,143,168     1,061,829   1,081,966
                                 -----------   ----------- -----------
                                  2,139,951     1,966,540   2,025,829
   Less accumulated depreciation
    and amortization              1,331,551     1,184,800   1,221,169
                                 -----------   ----------- -----------
      Net property and equipment    808,400       781,740     804,660
                                 -----------   ----------- -----------

Goodwill                            264,826       264,118     268,379
Intangible assets, net               94,548        98,783      97,538
Deferred taxes                      124,603       138,969     123,231
Other noncurrent assets              24,072        38,941      37,710
Noncurrent assets of discontinued
 operations                               -       470,204           -
                                 -----------   ----------- -----------
   Total assets                  $3,145,526     3,976,427   3,318,389
                                 ===========   =========== ===========

    LIABILITIES AND
     SHAREHOLDERS' EQUITY
Current liabilities:
   Accounts payable              $1,009,006       876,531     745,073
   Accrued liabilities              536,191       426,367     580,509
   Current liabilities of
    discontinued operations               -       291,667           -
                                 -----------   ----------- -----------
      Total current liabilities   1,545,197     1,594,565   1,325,582

Long-term debt                       62,000       245,000     245,000
Deferred income taxes               193,743       161,756     193,743
Other long-term liabilities         369,038       372,386     379,180
Noncurrent liabilities of
 discontinued operations                  -       297,962           -
Minority interest                     5,349         2,782       8,942

Shareholders' equity:
   Common stock; $.001 par value;
    300,000 shares authorized;
    81,659, 78,672 and 79,276
     shares issued, respectively         82            79          79
   Additional paid-in capital     1,045,852       969,976     985,609
   Accumulated other
    comprehensive loss              (10,271)       (8,484)     (9,857)
   Retained earnings                399,553       536,428     386,134
   Treasury stock, at cost, 16,315,
    9,008 and 9,008 shares,
    respectively                   (465,017)     (196,023)   (196,023)
                                 -----------   ----------- -----------
      Total shareholders' equity    970,199     1,301,976   1,165,942
                                 -----------   ----------- -----------
Commitments and contingencies             -             -           -
                                 -----------   ----------- -----------
   Total liabilities and
    shareholders' equity         $3,145,526     3,976,427   3,318,389
                                 ===========    ========== ===========

(a) Restated to reflect certain adjustments relating to lease accounting.


    CONTACT: Barnes & Noble, Inc.
             Media:
             Mary Ellen Keating, 212-633-3323
             Senior Vice President
             Corporate Communications
             or
             Investor:
             Joseph J. Lombardi, 212-633-3215
             Chief Financial Officer